ARTICLES OF AMENDMENT
                                       TO
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           INVESCO SECTOR FUNDS, INC.


     INVESCO Sector Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     The name INVESCO Realty Fund, a series of the Company, has been changed to INVESCO Real Estate Opportunity Fund.

     The foregoing amendment, in accordance with the requirements of Section 2-605 of the General Corporation Law of Maryland, was unanimously approved by the board of directors of the Company on January 26, 2000.

     The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO Sector Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 11th day of February, 2000.

     These Articles of Amendment shall be effective as accepted as of the 15th day of February, 2000 by the Maryland State Department of Assessments and Taxation.

                                          INVESCO SECTOR FUNDS, INC.


                                          By: /s/ Mark H. Williamson
                                              ----------------------
                                              Mark H. Williamson, President


WITNESSED:

By:  /s/ Glen A. Payne
     -----------------
     Glen A. Payne, Secretary

                                  CERTIFICATION

     I, Ruth A. Christensen, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

     Given my hand and official seal this 11th day of February, 2000.

                                    /s/ Ruth A. Christensen
                                    -----------------------
                                    Notary Public

My Commission Expires: March 16, 2002